Exhibit 3.5
CERTIFICATE OF FORMATION
OF
CHIQUITA FRESH NORTH AMERICA L.L.C.

This Certificate of Formation is being executed as of December 9, 2003 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”).
The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:
1.Name. The name of the limited liability company is Chiquita Fresh North America L.L.C. (the “Company”).
2.    Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.
3.    Conversion. The Company has been converted to a Delaware limited liability company pursuant to Section 18-214 of the Delaware LLC Act. The Company constitutes a continuation of the existence of the converted other entity in the form of a Delaware limited liability company.

4.    Effective Time. This Certificate shall be effective at 12:01 a.m. on January 2, 2004.

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